Exhibit 99.1

MEDIA CONTACT Craig R. Ramsey, 816.480.2546 CRamsey@amctheatres.com

FOR IMMEDIATE RELEASE

MARQUEE HOLDINGS INC. ANNOUNCES RECEIPT OF REQUISITE CONSENTS
AND EXECUTION OF SUPPLEMENTAL INDENTURE

Kansas City, Mo. (June 12, 2007) – Marquee Holdings Inc. (“Marquee”), the parent of AMC Entertainment Inc., announced today the results of its previously announced solicitation of consents (the “Consent Solicitation”) from holders of its 12% Senior Discount Notes due 2014 (the “Notes”).

As of 5:00 p.m., New York City time, on June 12, 2007, which was the deadline for holders who desired to receive the consent fee to deliver their consents, Marquee had received consents for $301,925,000 in aggregate principal amount at maturity of the Notes, representing 99.32% of the outstanding Notes.

Accordingly, the requisite consents to adopt the proposed amendment (the “Amendment”) to the indenture pursuant to which the Notes were issued (the “Indenture”) have been received, and a supplemental indenture to effect the Amendment has been executed by Marquee and the trustee under the Indenture (the “Trustee”).  The Amendment permits Marquee to make restricted payments in an aggregate amount of $275.0 million prior to making an election to pay cash interest on the Notes, and contains a covenant requiring Marquee to make an election on August 15, 2007, the next semi-annual accretion date under the indenture, to pay cash interest on the Notes. The Amendment will become operative when Marquee causes the consent fee to be paid in respect of the consents delivered to and accepted by Marquee.

Revocation rights with respect to delivered consents expired as of the moment Marquee and the Trustee executed the supplemental indenture.  Accordingly, holders may no longer revoke any delivered consents.

The complete terms and conditions of the consent solicitation are described in the consent solicitation statement of Marquee dated June 5, 2007 and the accompanying letter of consent (the “Consent Solicitation Documents”), copies of which may be obtained by contacting MacKenzie Partners, Inc., the information agent for the Consent Solicitation, at (800) 322-2885 (toll free) or (212) 929-5500 (collect) or via email at proxy@mackenziepartners.com.  Questions regarding the consent solicitation may be directed to the solicitation agent for the consent solicitation: J.P. Morgan Securities Inc. at (800) 245-8812 (toll free) or (212) 270-3994 (collect).

The Consent Solicitation is being made solely by means of the Consent Solicitation Documents.  Under no circumstances shall this press release constitute a solicitation of consents to the Amendment.

Forward Looking Statements

Certain statements in this press release, as well as reports and other information Marquee files with the Securities and Exchange Commission, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, which may cause Marquee’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which

Marquee operates; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of theatre attendance and major motion picture releases; shifts in population and other demographics; Marquee’s ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to Marquee; Marquee’s need for, and ability to obtain, additional funding for acquisitions and operations; risks and uncertainties relating to Marquee’s significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; and changes in accounting principles, policies or guidelines.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive.  In addition, new risks and uncertainties may arise from time to time.  Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty.  Except as required by law, Marquee assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Marquee Holdings Inc. and AMC Entertainment Inc.

Marquee Holdings Inc., together with its direct subsidiary, AMC Entertainment Inc., is a worldwide leader in the theatrical exhibition industry.  With a history of industry leadership and innovation dating back to 1920, the company today serves more than 230 million guests a year and has interests in 382 theatres and 5,340 screens in 10 countries including the United States.  The company is headquartered in Kansas City, Missouri.  Additional information is available online at www.amctheatres.com.

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